EXHIBIT 23.1



       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Gottschalks Inc. on Form S-8 and related Prospectus pertaining to Gottschalks Inc. 1998 Stock Option Plan of our report dated February 24, 1998, appearing in the Annual Report on Form 10-K of Gottschalks Inc. for the year ended January 31, 1998.



              /s/ DELOITTE & TOUCHE LLP
              DELOITTE & TOUCHE LLP

Fresno, California
August 11, 1998